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                                                                                                            Exhibit 11.1
                                                                                                            ------------

                                          SLADE'S FERRY BANCORP. AND SUBSIDIARY
                                               QUARTERLY DATA (UNAUDITED)


                                           Three Months Ended September 30,           Nine Months Ended September 30,
                                               2006                2005                  2006                2005
                                         -------------------------------------     -------------------------------------
                                         (In thousands, except per share date)     (In thousands, except per share date)
Net income                                  $    1,043          $      900            $    2,576          $    2,848
                                            ==========          ==========            ==========          ==========

Average common shares outstanding            4,162,753           4,122,631             4,079,396           4,104,304
                                            ==========          ==========            ==========          ==========

Basic earnings per share                    $     0.25          $     0.22            $     0.62          $     0.69
                                            ==========          ==========            ==========          ==========


Average common shares outstanding            4,162,753           4,122,631             4,079,396           4,104,304
Net effect of dilutive stock options            11,707              22,935                15,356              27,824
                                            ----------          ----------            ----------          ----------
Adjusted common shares outstanding           4,174,460           4,145,566             4,094,752           4,132,128
                                            ==========          ==========            ==========          ==========

Diluted earnings per share                  $     0.25          $     0.22            $     0.62          $     0.69
                                            ==========          ==========            ==========          ==========

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